UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2005

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On March 16, 2005, the Board of Directors of H&R Block, Inc. (the "Company") approved certain changes to the Company's cash compensation program for non-employee members of the Board of Directors. Specifically, the Board of Directors approved the following changes:

•	The annual retainer for each non-employee director was increased from $40,000 to $50,000. This increase is effective beginning with the annual quarterly installment payable on June 1, 2005.

•	The Audit Committee Chair annual retainer was increased from $5,000 to $7,500. This increase is effective beginning with the annual quarterly installment payable on June 1, 2005.

A summary describing the elements of non-employee director cash compensation is filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
10.1	Summary of Non-Employee Director Cash Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary

Date: March 18, 2005

EXHIBIT INDEX

Exhibit 10.1    Summary of Non-Employee Director Cash Compensation.